DELMARVA POWER & LIGHT COMPANY
(a Delaware and Virginia corporation)
5.00% Notes due November 15, 2014
PURCHASE AGREEMENT November 16, 2004
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DELMARVA POWER & LIGHT COMPANY
$100,000,000
5.00% Notes due November 15, 2014
PURCHASE AGREEMENT
November 16, 2004
CREDIT SUISSE FIRST BOSTON LLC Eleven Madison Avenue New York, New York 10010-3629
MERRILL LYNCH & CO. Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center New York, New York 10080
As Representatives of the Several Underwriters
Ladies and Gentlemen:

          Delmarva Power & Light Company, a Delaware and Virginia corporation (the "Company"), confirms its agreement with Credit Suisse First Boston LLC ("CSFB") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom CSFB and Merrill Lynch are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of $100,000,000 in aggregate principal amount of the Company's 5.00% Notes due November 15, 2014 (the "Securities").

          The Securities are to be issued under an indenture, dated as of November 1, 1988, between the Company and JPMorgan Chase Bank, trustee (the "Trustee"), as supplemented by an officer's certificate, to be dated the Closing Time (as hereinafter defined), establishing the terms of the Securities, such indenture, as so supplemented, being hereinafter called the "Indenture".

The Company understands that the Underwriters propose to make a public offering of the Securities promptly after this Agreement has been executed and delivered.

          The Company has filed with the Securities and Exchange Commission (the "Commission") on May 26, 2004 a registration statement on Form S-3 (No. 333-115879), for the registration of debt securities, including the Securities, under the Securities Act of 1933, as amended (the "1933 Act"), and the offer and sale thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and for the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement has been declared effective by the Commission. Such registration statement, including the exhibits and schedules thereto, at the time it became effective, is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the

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Securities, in the forms first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents filed pursuant to the Securities Exchange Act of 1934 (the "1934 Act") prior to the execution and delivery hereof which are incorporated therein by reference pursuant to Item 12 of Form S-3 under the 1933 Act. A "preliminary prospectus" shall be deemed to refer to (i) any prospectus used before the Registration Statement became effective and (ii) any prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after the Registration Statement became effective and prior to the initial delivery of the Prospectus to the Underwriters by the Company. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy of such document filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Agreement to financial statements and schedules and other information which is "described", "disclosed", "referred to", "contained", "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.
(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time as follows:

          (i)          Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted by the Commission or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement has been complied with.

          At the time the Registration Statement became effective and at the Closing Time referred to in Section 2(b) hereof, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration  Statement  or  Prospectus made in reliance upon and in  conformity with

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information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or Prospectus.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)          Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii)         Independent Accountants. The accountants who audited the financial statements and supporting schedules included in the Registration Statement are independent public accountants within the meaning of Regulation S-X of the Commission.

          (iv)         Financial Statements. The financial statements, together with the respective schedules and notes relating thereto, included in the Registration Statement and the Prospectus, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholder's equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The financial statements and other financial data included in the Registration Statement and the Prospectus as of the date hereof comply, and as of Closing Time will comply, in all material respects with the requirements of paragraph (e) of Item 10 of Regulation S-K.

          (v)         No Material Adverse Change in Business. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, there has been no material adverse change in the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (hereinafter, a "Material Adverse Change").

          (vi)        Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and the Commonwealth of Virginia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business,

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except where the failure so to qualify or to be in good standing would not have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (hereinafter, a "Material Adverse Effect").

(vii) No Significant Subsidiaries. The Company has no subsidiaries which would be deemed "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X.

          (viii)          Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, except for issued and outstanding preferred stock, are owned by Conectiv, a Delaware corporation wholly-owned by Pepco Holdings, Inc., also a Delaware corporation; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (x)          Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Indenture has been duly qualified under the 1939 Act.

          (xi)          Authorization of the Securities. The Securities have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company; and, when the Securities have been (A) authenticated and delivered by the Trustee under the Indenture and (B) issued and delivered by the Company against payment of the purchase price therefor as provided in this Agreement, the Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and will be entitled to the benefits of the Indenture.

          (xii)          Description of the Securities and the Indenture. The descriptions of the Securities and the Indenture in the Prospectus are accurate in all material respects and the Securities and the Indenture will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

          (xiii)          Absence of Defaults and Conflicts. The Company is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, "Agreements and Instruments") except for such defaults as have not resulted, and are not reasonably expected to result, in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities, and the consummation of the transactions contemplated herein (including the issuance and sale of the

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Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder, under the Indenture and on the Securities, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

          (xiv)          Absence of Labor Dispute. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, could reasonably be expected to result in a Material Adverse Effect.

          (xv)          Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, that (A) is required to be disclosed in the Registration Statement and is not disclosed as required, (B) could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or (C) except as disclosed in the Prospectus, could reasonably be expected to result in a Material Adverse Effect. The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xvi)          Accuracy of Exhibits. All contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement have been so described and filed as required.

          (xvii)          Absence of Further Requirements. All filings with, and authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees of, any court or governmental authority or agency that are necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance by the Company of the Indenture, have been obtained except such as may be required under the 1933 Act or the 1933 Act Regulations or under state securities laws, and the Company has complied with all terms and conditions

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contained in such authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees as have been obtained.

          (xviii)          Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess any such Governmental License or to comply therewith would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, the revocation or modification of which would, singly or in the aggregate, result in a Material Adverse Effect.

          (xix)          Title to Property. The Company has good and marketable title to all real property owned by the Company and good title to all other properties owned by the Company, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company.

          (xx)          Leases. All of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Prospectus, are in full force and effect, and the Company has no notice of any claim of any sort asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease, that, if the subject of an adverse decision, ruling or finding, would have a Material Adverse Effect.

          (xxi)          Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxii)          Environmental Laws. Except as described in the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there

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are no pending, or to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (D) to the knowledge of the Company, there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or Environmental Laws.

(xxiii) Internal Controls. (i) The Company has established and maintains the following, among other, internal controls (without duplication),

          (A)   The Company has devised and maintains in effect a system of "internal accounting controls" as contemplated in Section 13(b)(2)(B) of the 1934 Act ("Accounting Controls"). To the best knowledge of the Company, the Accounting Controls are effective in all material respects to perform the functions for which they were designed.

          (B)   The Company has established and maintains "disclosure controls and procedures" as such term is defined in Rule 13a-15(e) under the 1934 Act ("Disclosure Controls"). The effectiveness of such Disclosure Controls is evaluated by the Company's senior management on a quarterly basis, and, to the best knowledge of the Company, the Disclosure Controls are effective in all material respects to perform the functions for which they were established.

          (ii)    Based on the most recent evaluation of the Company's internal controls described above, all significant deficiencies in the design or operation of such internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data required to be disclosed by the Company in its reports filed under Section 13(a) of the 1934 Act within the time periods specified in the 1934 Act Regulations, any material weaknesses in such internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in such internal controls have been identified and reported to the Company's auditors and the audit committee of the board of directors.

          (xxiv)          Compliance with Sarbanes Oxley. The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the New York Stock Exchange that have been adopted thereunder, all to the extent that such Act and such rules and regulations are in effect and applicable to the Company.

          (b)          Officer's Certificates. Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

          (a)          Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the prices set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

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          (b)          Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of the Company at 800 King Street, Wilmington, Delaware 19899, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

          Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and to make payment of the purchase price for, the Securities which it has agreed to purchase. CSFB and/or Merrill Lynch, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

          (c)          Denominations; Registration. The Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The Securities will be made available for examination and packaging by the Representatives in Wilmington, Delaware not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

          (d)          Delivery of Global Securities. In lieu of the delivery to the Underwriters of certificates representing the Securities at the Closing Time, as contemplated above, the Company, with the approval of the Representatives, may deliver one or more global Securities to a custodian for The Depository Trust Company ("DTC"), to be held by DTC initially for the accounts of the several Underwriters.

SECTION 3. Covenants of the Company.

          (a)          Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information with respect to the Registration Statement or the Prospectus, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. Following the execution and delivery of this Agreement, the Company will promptly file the Prospectus pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b)          Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or

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incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (c)          Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies by the Underwriters for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws.

          (i)          The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.

          (ii)          The Company will immediately notify the Representatives, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction and (y) prior to the completion of the distribution of the Securities by the Underwriters as evidenced by a notice in writing from CSFB on behalf of the Underwriters to the Company (the "Notice of Completion"), any material changes in or affecting the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries considered as one enterprise which (i) make any statement in the Registration Statement or the Prospectus false or misleading or (ii) are not disclosed in the Registration Statement or the Prospectus.

          (iii)          Upon any notification pursuant to clause (ii) above or if prior to delivery of the Notice of Completion any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company or of the Underwriters (A) to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (B) to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(e), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

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(e) Review of Amendments and Supplements.

          (i)          In the case of amendments or supplements to the Registration Statement or the Prospectus which are not to be effected by means of a filing with the Commission of a document to be incorporated by reference therein, and are to be made prior to the delivery of the Notice of Completion, the Company will not effect any such amendment or supplement without the consent of the Representatives on behalf of the Underwriters, such consent not to be unreasonably withheld or delayed. Neither the consent of the Representatives, nor the delivery of any such amendment or supplement by any Underwriter, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

          (ii)          In the case of amendments or supplements to the Registration Statement or the Prospectus which are to be effected by means of a filing with the Commission of a document to be incorporated by reference therein and are to be made prior to the delivery of the Notice of Completion, the Company will furnish to the Representatives on behalf of the Underwriters, at least 24 hours, or such shorter period as is reasonably required by the circumstances, prior to the filing thereof with the Commission, a draft of each such document.

(iii) CSFB on behalf of the Underwriters shall deliver to the Company a Notice of Completion promptly after the completion of the distribution of the Securities by the Underwriters.

          (f)          Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect as long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (g)          Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

          (i)          Restriction on Sale of Securities. The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the 1933 Act relating to debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning at the date of this Agreement and ending at the later of the Closing Time or the date of receipt by the Company of a Notice of Completion.

          (j)          Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

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SECTION 4. Payment of Expenses.

          (a)          Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees (not to exceed $5,000) and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of its counsel, and (ix) any fees payable in connection with the rating of the Securities.

          (b)          Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 5.          Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a)          Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in accordance with Rule 424(b).

          (b)          Opinions of Counsel for Company. At Closing Time, the Representatives shall have received the opinions, dated as of Closing Time, of Kirk J. Emge, Esq., General Counsel of the Company, and Covington & Burling, counsel for the Company, substantially in the form of Exhibits A and B hereto, respectively, together with signed or reproduced copies thereof for each of the other Underwriters.

          (c)          Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Dewey Ballantine LLP, counsel for the Underwriters, as to such matters as the Representatives shall reasonably request, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel to the Company. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

11 _____________________________________________________________________________________

          (d)          Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part required by this Agreement to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or to the knowledge of the signers, are contemplated by the Commission.

          (e)          Accountant's Comfort Letter. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated as of the Closing Time, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements of, and certain financial information relating to, the Company contained in the Registration Statement and the Prospectus.

          (f)          Maintenance of Rating. No rating of any of the Company's debt securities shall have been reduced, suspended or withdrawn and there shall have been no public announcement that any such debt securities have been placed on CreditWatch, Watchlist, or under any similar surveillance or review, in each case with negative implications, by Moody's Investor Service's, Inc. or Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor agencies thereto.

          (g)          Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such additional documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (h)          Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

          (a)          Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue

12 _____________________________________________________________________________________

statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission, or any alleged untrue statement or omission in either case of the nature described in clause (i) above; provided that any such settlement is effected with the written consent of the Company; and

          (iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (b)          Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c)          Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations

13 _____________________________________________________________________________________

or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 6 or contribution could be sought under Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          SECTION 7.          Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

          The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

14 _____________________________________________________________________________________

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

          SECTION 8.          Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

          (a)          Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto made after the time of the execution and delivery of this Agreement), any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

          (b)          Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof; and provided, further, that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 10.          Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriters shall not have completed such arrangements within such 24-hour period, then:

15 _____________________________________________________________________________________

                    (a)          if the amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                    (b)          if the amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

          SECTION 11.          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if received by mail or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010-3629, attention of Transactions Advisory Group and at Merrill Lynch & Co. Equity Capital Markets, 4 World Financial Center, New York, New York 10080, attention of Mr. Jeffrey Kulik; and notices to the Company shall be directed to it at 701 Ninth Street, N.W., Washington, D.C. 20068, attention of Treasurer.

          SECTION 12.          Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 14.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
[signatures follow on next page]
16 _____________________________________________________________________________________

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,
DELMARVA POWER & LIGHT COMPANY
By: A. J. KAMERICK Name: Anthony J. Kamerick Title: Vice President and Treasurer
CONFIRMED AND ACCEPTED, as of the date first above written:
CREDIT SUISSE FIRST BOSTON LLC
MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By: CREDIT SUISSE FIRST BOSTON LLC
By: MARY BETH MANDANAS Name: Mary Beth Mandanas Title: Director
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.
17 _____________________________________________________________________________________

SCHEDULE A
Name of Underwriter	Principal Amount of Securities
Credit Suisse First Boston LLC	37,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	37,500,000
BNY Capital Markets, Inc.	12,500,000
Morgan Stanley & Co. Incorporated	12,500,000
Total	$100,000,000
Sch A-1 _____________________________________________________________________________________

SCHEDULE B
DELMARVA POWER & LIGHT COMPANY
$100,000,000
5.00% Notes due November 15, 2014
1. The initial public offering price of the Securities shall be 99.511% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.
2. The purchase price to be paid by the Underwriters for the Securities shall be 98.861% of the principal amount thereof.
3. The interest rate on the Securities shall be 5.00% per annum.
4. The Securities shall be redeemable as provided in the Prospectus.
Sch B-1 _____________________________________________________________________________________
Exhibit A FORM OF OPINION OF KIRK J. EMGE, ESQ.
[LETTERHEAD OF DPL]
Ladies and Gentlemen:

                    I am General Counsel of Delmarva Power & Light Company, a Delaware and Virginia corporation (the "Company"), and have acted as counsel to the Company in connection with the issuance and sale of $100,000,000 in aggregate principal amount of 5.00% Notes due November 15, 2014 (the "Securities") pursuant to the Purchase Agreement, dated November 16, 2004, among the Company and Credit Suisse First Boston LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on their own behalf and on behalf of BNY Capital Markets, Inc. and Morgan Stanley & Co. Incorporated (the "Purchase Agreement"). The Securities will be issued under an indenture, dated as of November 1, 1988 (the "Indenture"), between the Company and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"). This opinion is being delivered to you in accordance with Section 5(b) of the Purchase Agreement. Capitalized terms not defined herein have the respective meanings set forth in the Purchase Agreement.

                    In connection with rendering the opinions set forth herein, I, or my representatives, have reviewed an executed copy of the Purchase Agreement and the Registration Statement on Form S-3, Registration No. 333-115879, filed with the Securities and Exchange Commission (the "Commission") on May 26, 2004 (the "Registration Statement"). In addition, I, or my representatives, have reviewed the final prospectus, dated November 16, 2004 (the "Prospectus"), filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "1933 Act"), the Indenture, and a facsimile copy of the Securities furnished by the Trustee. I, or my representatives, also have examined or caused to be examined originals, or copies that have been certified or otherwise identified to my or their satisfaction as being true copies, of such other instruments, certificates and other documents or records as I or they have deemed necessary or appropriate to enable me to render the opinions set forth below. In my or my representatives' review and examination, I or they have assumed the genuineness of all signatures, the authenticity of all documents submitted to me or them as originals, and the conformity to original documents of all documents submitted to me or them as copies.

Based upon the foregoing, and subject to the reservations and exceptions set forth herein, I am of the opinion that:
1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of each of the State of Delaware and the Commonwealth of Virginia.

                    2.          The Company has corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

                    3.          The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                    4.          All of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, except for shares of issued and outstanding preferred stock, are owned by Conectiv. All of the shares of issued and

A-1 _____________________________________________________________________________________

outstanding capital stock of Conectiv have been duly authorized and validly issued and are fully paid and non-assessable and are owned by Pepco Holdings, Inc. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                    5.          The Purchase Agreement and the Indenture have been duly authorized by the Company and duly executed and delivered by the Company (insofar as the validity of such execution and delivery is governed by the laws of the State of Delaware or the Commonwealth of Virginia).

                    6.          The Securities have been duly authorized and executed by the Company (insofar as the validity of such execution is governed by the laws of the State of Delaware or the Commonwealth of Virginia), and when the Securities have been (A) authenticated and delivered by the Trustee under the Indenture and (B) issued and delivered by the Company against payment of the purchase price therefor as provided in the Purchase Agreement, the Securities will constitute valid securities within the meaning of Section 8-110(a)(1) of the Delaware Uniform Commercial Code and Section 8.8A-110(a)(1) of the Virginia Uniform Commercial Code.

                    7.          The Registration Statement has been declared effective under the 1933 Act, and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under Section 8(d) of the 1933 Act and no proceedings for that purpose have been instituted by the Commission or are pending or threatened by the Commission. The Prospectus has been filed in the manner and within the time period required by Rule 424(b) under the 1933 Act.

                    8.          The documents incorporated by reference in the Prospectus (other than the financial statements, including the notes thereto, the financial schedules and the other financial data included or incorporated by reference therein, as to which I express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                    9.          Except as disclosed in the Prospectus, there is not pending or, to the best of my knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

                    10.        No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Purchase Agreement in connection with the offering, issuance, sale or delivery of the Securities by the Company, except such as have already been obtained or such as may be required under state securities laws, and the Company has complied, in all material respects, with all terms and conditions contained in all such consents, approvals, authorizations and orders as have been obtained.

                    11.        The execution, delivery and performance of the Indenture and the Purchase Agreement and the issuance and sale of the Securities and compliance with the terms thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties that in my experience customarily applies to transactions of the type contemplated by the

A-2 _____________________________________________________________________________________

Purchase Agreement, the Indenture and the Securities, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the articles of incorporation or by-laws of the Company or any such subsidiary, except, in the cases of clauses (i) and (ii) above, for any such breach, violation, or default that would not result in a Material Adverse Effect; and the Company has full corporate power and authority to authorize, issue and sell the Securities as contemplated by the Purchase Agreement.

                    I am not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and make no representations that I have independently verified the accuracy, completeness or fairness of such statements, except insofar as such statements refer specifically to me. However, based on my examination of the Registration Statement and the Prospectus, on my general familiarity with the affairs of the Company and on my participation in conferences with officials and other representatives of, and other counsel for, the Company, with PricewaterhouseCoopers LLP, the independent accountants of the Company, and with your representatives and your counsel, I do not believe that the Registration Statement (except for financial statements, including the notes thereto, the financial schedules and the other financial data included or incorporated by reference therein, as to all of which I express no belief), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except as aforesaid with respect to the Registration Statement), as of its date contained, or the Prospectus (except as aforesaid with respect to the Registration Statement) at the Closing Time contains, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    I am a member of the Bar of the District of Columbia and the Bar of the State of Maryland, and I express no opinion herein as to any law other than the laws of the State of Delaware, the State of Maryland and the Commonwealth of Virginia and the federal law of the United States. With respect to the laws of the State of Delaware (except as to such matters as relate expressly to the Company, are governed by the Delaware General Corporation Law and are expressly addressed herein) and the Commonwealth of Virginia, I have received advice, satisfactory to me, from Delaware and Virginia counsel admitted in such jurisdictions whom I deem fully competent to furnish such advice, and I have relied on such advice in rendering the foregoing opinions on Delaware and Virginia law.

                    The opinions contained herein are rendered solely for your benefit and may not be relied on by any other person, except that I hereby authorize Dewey Ballantine LLP, in connection with rendering its opinion to you on the date hereof relating to the offer and sale of the Securities, to rely on this opinion with respect to matters governed by the laws of the State of Delaware (except as to such matters as relate expressly to the Company, are governed by the Delaware General Corporation Law and are expressly addressed herein), the State of Maryland and the Commonwealth of Virginia. The opinions expressed in this letter are limited to the matters set forth herein, and no opinion should be inferred beyond those opinions expressly stated. I assume no obligation to advise you of any facts that come to my attention, or any changes in law, subsequent to the date hereof.

Very truly yours,
Kirk J. Emge
A-3 _____________________________________________________________________________________
Exhibit B FORM OF OPINION OF COVINGTON & BURLING
[LETTERHEAD OF COVINGTON & BURLING]
Ladies and Gentlemen:

                    We have acted as special counsel to Delmarva Power & Light Company, a Delaware and Virginia corporation (the "Company"), in connection with the issuance and sale by the Company of $100,000,000 in aggregate principal amount of 5.00% Notes due November 15, 2014 (the "Securities") pursuant to the Purchase Agreement, dated November 16, 2004, among the Company and Credit Suisse First Boston LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on their own behalf and on behalf of BNY Capital Markets, Inc. and Morgan Stanley & Co. Incorporated (the "Purchase Agreement"). The Securities will be issued under an indenture, dated as of November 1, 1988 (the "Indenture"), between the Company and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"). This opinion is being delivered to you in accordance with Section 5(b) of the Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein have the respective meanings provided in the Purchase Agreement.

We have reviewed:
(i) the Purchase Agreement;

                    (ii)      a Registration Statement on Form S-3, Registration No. 333-115879, filed with the Securities and Exchange Commission (the "Commission") on May 26, 2004 (the "Registration Statement"), registering, inter alia, the Securities for sale under the Securities Act of 1933, as amended (the "1933 Act");

(iii) the final prospectus, dated November 16, 2004, with respect to the offer and sale of the Securities, filed with the Commission pursuant to Rule 424(b)(5) under the 1933 Act (the "Prospectus");
(iv) the Indenture; and
(v) a facsimile copy of the Securities furnished by the Trustee.
We also have reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of rendering this opinion.

                    We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Commonwealth of Virginia and has all legal right, power and authority and has obtained all authorizations and approvals of governmental authorities necessary (A) to issue and sell the Securities, and (B) to execute, deliver and perform its obligations under the Purchase Agreement, the Indenture, and the Securities, (ii) the issuance and sale of the Securities and the execution, delivery and performance by the Company of its obligations under the Purchase Agreement and the Securities have been duly authorized by the Company (except to the extent that authorization

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thereof is governed by the General Corporation Law of the State of Delaware (the "DGCL")), (iii) the execution, delivery and performance by the Company of its obligations under the Indenture have been duly authorized by the Company (except to the extent that authorization thereof is governed by the DGCL) and the Indenture has been duly executed and delivered by the Company (except to the extent that the execution and delivery thereof is governed by the laws of the State of New York or the DGCL), (iv) the Securities have been duly executed by the Company (except to the extent that the execution thereof is governed by the laws of the State of New York or the DGCL) and will constitute valid securities within the meaning of Section 8-110(a)(1) of the Delaware Uniform Commercial Code and Section 8.8A-110(a)(1) of the Virginia Uniform Commercial Code, and (iv) the Purchase Agreement has been duly executed and delivered by the Company (except to the extent that the execution and delivery thereof is governed by the laws of the State of New York or the DGCL).

We have made no investigation for the purpose of verifying the assumptions set forth herein.
Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

                    1.          The Indenture has been duly authorized by the Company (insofar as such authorization is governed by the DGCL) and has been duly executed and delivered by the Company (insofar as the validity of such execution and delivery is governed by the laws of the State of New York or the DGCL) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

                    2.          The Securities are in the form contemplated by the Indenture and have been duly authorized (insofar as such authorization is governed by the DGCL) and executed by the Company (insofar as the validity of such execution is governed by the laws of the State of New York or the DGCL), and when the Securities have been (A) authenticated and delivered by the Trustee under the Indenture and (B) issued and delivered by the Company against payment of the purchase price therefor as provided in the Purchase Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and will be entitled to the benefits of the Indenture.

                    3.          The Purchase Agreement has been duly authorized by the Company (insofar as such authorization is governed by the DGCL) and has been duly executed and delivered by the Company (insofar as the validity of such execution and delivery is governed by the laws of the State of New York or the DGCL).

4. The descriptions of the Securities and the Indenture contained in the Prospectus are accurate in all material respects.

                    5.          The Registration Statement has been declared effective by the Commission under the 1933 Act; the Prospectus has been filed in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

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                    6.          The Registration Statement and the Prospectus, in each case excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements, including the notes thereto, the financial schedules and the other financial and statistical data included therein, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission under the 1933 Act.

                    7.          The Company is not, and upon the issuance and sale of the Securities as contemplated by the Prospectus and the application of the net proceeds therefrom as described in the Prospectus, will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                    In addition, in accordance with our understanding with the Company as to the scope of our services in connection with the offering of the Securities, as special counsel to the Company, we reviewed the Registration Statement and the Prospectus and participated in discussions with your representatives and those of the Company, your counsel and the Company's accountants. On the basis of the information which was reviewed by us in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law and the experience we have gained through our practice under the Federal securities laws, we confirm to you that nothing which came to our attention in the course of such review has caused us to believe that the Registration Statement, at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except as specified in paragraph 4 above. Also, we do not express any opinion or belief as to the financial statements, including the notes thereto, the financial schedules and the other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus.

Our opinions in paragraphs 1 and 2 above are subject to the following limitations and qualifications:
We express no opinion as to:
(i) waivers of defenses or other rights or benefits bestowed by operation of law;
(ii) releases or waivers of unmatured claims or rights;
(iii) provisions requiring amendments and waivers to be in writing;
(iv) provisions making notices effective even if not actually received; or
(v) provisions purporting to make a party's determination conclusive.

                    We are members of the bar of the State of New York. We do not express any opinion on any laws other than the laws of the State of New York, the DGCL and, to the extent expressly referred to herein, the Federal laws of the United States.

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                    This opinion is given solely for your benefit and may not be disclosed to any other person without our written consent. This opinion may not be relied upon by any other person without our written consent. We assume no obligation to advise you of any facts that come to our attention, or any changes in law, subsequent to the date hereof.

Very truly yours,
COVINGTON & BURLING
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